Exhibit 10.1

The Supplier Contract

Party A: Flower Crown (Hainan) Cross-border E-commerce Co., Ltd.

Party B: Hainan Supply and Marketing Daji Digital Technology Industry Co., Ltd.

In accordance with the Civil Code of the People's Republic of China and other laws and regulations, Party A and Party B conclude this Contract through friendly consultation and in accordance with the principles of equality, voluntariness, fairness, honesty and faith.

In view and background: Party B, as the supply chain product provider, shall provide the real customer information and product order information provided by Party A

The corresponding products are given to the customer, and Party A shall pay the relevant contributions to Party

Article 1 Cooperation

Party A: Hainan Supply and Marketing Daji Digital Technology Industry Co., Ltd., authorized representative: Lin Jing

Tel.:

E-mail:

Address:

Party Huazhiguan (Hainan) Cross-border E-commerce Co., Ltd.

Tel.:

E-mail:

Address:

The second noun definition

2.1 Yi Fa: refers to two types of bonded zone delivery and direct mail delivery, and Party B shall directly deliver the goods to Party A according to the order provided by Party A In the hands of the customer.                                                                                    ）

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

2.2 Product scope and supply price: Party A shall login to Party B's website (http://shop.jxluxventure.com/) as shown on the web site

Product information and price, or a quotation provided by Party B to Party A by mail or otherwise, if not otherwise stated or agreed, the price or

The quotation has included cross-border comprehensive tax / tariffs, customs declaration fees, third-party payment agency settlement service fees (if any).

2.3 Party A shall pay in advance and Party B shall deliver delivery to the place designated by Party A within the agreed time.

Article 3 Product Order

3.1 Party A subscribes to the "Global Easy Enjoy Hui" application through Youzan Application Market. After the successful subscription, Party B can directly obtain Party A's cloud warehouse

Praise the original orders of store users.

3.2 Party A shall pay the relevant expenses for the application of "Global Easy" through the crab platform.As of the date of the signing of this agreement, there is praise

The minimum cost standard for cross-border application in the application market is RMB 2,000 yuan / year.Party B shall pay within 30 working days after Party A pays

Party A shall issue a special invoice for the tax increase.

33 Party B shall confirm and inform Party A of the confirmation results within two working days after receiving the order.Party A shall display the library according to Party B's system

Save the order, and Party B shall arrange the delivery according to Party A's order.The order provided by Party A shall contain all the information necessary for Party B's delivery.As

If it is false, Party A shall bear the consequences by itself.

3.4 Party B shall be responsible for delivering the products to Party A's customer at the agreed time and transportation mode according to the information specified in the order

The address provided shall bear the express delivery and customs clearance expenses incurred by Party B.

3.5 Par t y B undertakes that all the products delivered shall meet the order and the t Office and the relevant laws and laws of the country of origin on product quality

The O and industry spiral.

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

3.6 Non-trace delivery: Party B promises that all products delivered shall use neutral packaging without any information of Party B or supplier.

3.7 For product price change, Party B is obliged to notify Party A as soon as possible and inventory shortage.Party B shall at least change in the product price

Notice Party A 3~5 working days before dynamic or inventory shortage, in WeChat, email or website announcement, so that Party A can arrange mediation

Grid adjustment and product up and down shelf matters.

3.8 If Party A needs to make promotional activities, it shall notify Party B 5-7 working days in advance, and Party A does inventory locking, otherwise Party A shall bear Party A losses due to insufficient inventory. Party A requires Party B to pay a certain amount of warehouse advance in advance according to the value and term of the lock warehouse. The amount of warehouse advance payment shall be determined in accordance with the lock rules of Party B. Party B will lock the warehouse according to Party A's requirements.After the completion of the library, if the advance payment has any balance, it shall be transferred to the daily sales advance payment for Party A's daily purchase deduction of Party B, or after the refund application submitted by Party A, Party A shall return it to Party A's account within 5 working days.If Party A fails to apply to Party B for lock payment and advance payment, Party B shall not be liable for the delay and unable delivery due to the inventory oversold, and the relevant consequences shall be borne by Party A.

Article 4 Settlement of payment for goods

4.1 Party B shall, based on the product order information of Party A, directly deduct the settlement price, taxes and other related expenses from the advance payment.

4.2 Party A's first recharge payment for goods shall not be less than RMB [10,000] for Party B deducting payment settlement, taxes and other related maintenance.If the advance payment paid by Party A is not sufficient to offset the amount generated by the order on the same day, Party B has the right to suspend the delivery of the goods.

In order to ensure that Party A's sales are not affected, Party B shall remind Party A when the advance payment is less than [20%] or below (including) of the advance payment amount agreed by both parties.

4.3 Both parties agree that RMB shall be used as the settlement currency, and the system settlement data of Party B shall prevail.

Crown of Flower (Hainan) Police Ming Business Co., Ltd

4.4 Bank account information of both parties is as follows:

(1) Party A's Bank account information:

Account name: [Hainan Supply and Marketing Daji Digital Technology Industry Co., Ltd.]

Bank Account Number: [266283235022]

Yinzhao said: [Bank of China Xiuying Sub-branch]

(2) Party B's bank account information:

Account Name: [Huazhiguan (Hainan) Cross-border E-commerce Co., Ltd.]

Bank account number: [46050100513600000712]

Bank name: [Business Department of CCB Sanya Branch]

If Party A and Party B need to change the bank account information, they shall notify the other party in writing in advance, otherwise the resulting losses shall be borne by the party who fails to fulfill the notice obligations.

Article 5 The rights and obligations of both parties

5.1 Party A shall timely recharge the advance payment, and Party B shall deliver the products to Party A's customers as agreed herein.

5.2 Party A shall provide relevant materials in accordance with this Agreement and ensure the true reliability of the materials.Party A shall notify Party B in time.

5.3 Party A and Party A's customers shall fill in the order information truthfully according to the actual situation, including but not limited to the actual selling price of the goods, the purchase name and ID number.If the loss is caused to Party B by providing the false order, the false information provider shall bear the legal tenure arising therefrom and compensate Party B for the relevant losses

5-4 Party B shall guarantee that the products provided (including gifts) are the original products, the quality meets the requirements of the origin, and the source is legitimate and legal, to ensure that the products will not be sold and the products with the remaining shelf time (if the expiration date has expired, or the remaining shelf life is insufficient 1 / 3 of the total shelf life of the goods).If Party B violates this Article and causes losses to Party A, Party B shall bear the legal liabilities arising therefrom and compensate Party A for the relevant losses.

5.5 Party B shall guarantee that the product description, introduction, pictures and other materials provided to Party A meet the actual situation of the product. If the above materials change, Party B shall timely notify Party A to ensure the authenticity, accuracy and validity of the materials.If Party B causes losses to Party A because Party B violates this Article, Party B shall bear the resulting legal tenure and compensate Party A for the relevant losses.

5.6 Party B shall guarantee that the goods prov i ded shall comply with Chinese Customs laws; regulations and relevant trade control regulations. Party B shall guarantee that the goods sold to Party A have completed all procedures in accordance with the relevant provisions of Law i, and all products shall not violate any

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

Intellectual property rights of the third parties. If Party B violates this Article and causes losses to Party A, Party B shall bear the legal liabilities arising therefrom and compensate Party A for the relevant losses.

Article 6 After-sales service

6.1 Cross-border bonded goods do not support special services such as replacement, reissue, redelivery and express interception, nor do they return or refuse signing without reason,

Party A shall fully explain to its customers.

6.2 In case of any of the following circumstances, Party B does not support the after-sales claim: 6.2.1 goods not sold by Party B; 6.2.2 exceeds the acceptance time (subject to the express delivery receipt time), that is, more than 24 hours after receipt; 623 sales have been marked as residual goods, temporary products, processing products; 6.2.4 seckill goods,> warehouse products, virtual goods marked special after envelope) (e. g. special after-sales policy; 625 did not contact Party B's customer service personnel before return, without the consent of customer service, and goods

All risks of destruction, loss and theft shall be borne by Party A's customers themselves. Party B shall not provide goods storage, re-delivery, refund and other services, and shall have the right to dispose of such goods if necessary;

6.2.6 已 unsealed or used goods (except quality issues), damaged when returned (e. g., the item itself, the original box is damaged or entangled Coding), incomplete data / E parts (such as packaging, tags, instructions, accessories, gifts, etc.);

6.2.7 因 Party A's customers' own abnormal use (such as incorrect installation) and improper storage (e. g. stored and exposed under abnormal conditions

In wet environment, exposed to excessive temperature or excessive Di environment), and commodity damage or failure due to improper cleaning or normal use (e. g., no standard voltage of electronic products, etc.);

The applicable quality, production process, production process, identification and other projects of 6.2.8 跨 border commodities all meet the use standards of the country of origin, and may be consistent with me

Country standards are different, once purchased, it will be considered as accepting the relevant country of origin standards, which is not subject to quality problems.

6.3 If Party A or Party A's customer doubt the authenticity of the goods delivered by Party B, Party B may provide certificates of the authenticity and legality of the goods.

If Party B and Party A or Party A's customers still cannot solve the authenticity of the goods, the testing party shall submit the goods to the relevant Chinese mainland relevant inspection agency for inspection. If the relevant Chinese agency cannot conduct the inspection, it shall be submitted to the commodity manufacturer or the relevant institution in the host country for inspection.If the inspection results are non-genuine products, all expenses (including inspection expenses, transportation expenses, travel expenses) shall be borne by Party B, and Party B shall bear all resulting losses of Party A and Party A's customers; If the inspection results are genuine products, Quanling (including inspection expenses, transportation expenses, travel expenses, etc.) shall be borne by the testing party.If none of the above methods cannot be tested, it shall be handled by both parties through negotiation.

6.4 If the quality of the goods is inconsistent with the actual goods or the goods are too critical, Party A or Party A's customer shall provide the relevant quality inconsistency, and accept the return and replacement.Relevant certificates shall be issued by the following agencies: government management department, industry authoritative testing institutions, brand owners, brand authorized Yi Li party or testing agencies recognized by both Party A and Party B.

6.5 Both parties unanimously confirm that the scope of after-sales service normally accepted by Party B is contained in Annex I, After-sales Service of the Contract. If this content is updated, Party B shall timely inform Party A of the latest after-sales service scope.

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

Article 7 Liability for breach of contract

7.1 Any party who fails to perform its obligations or delays in shall be deemed a breach, and the party shall be damages.

7.2 If the amount of advance payment of Party A is insufficient, Party B has the right to stop the delivery, and does not constitute a breach of contract, and shall not bear any liability accordingly.

7.3 If Party B fails to deliver the goods on time due to its personal reasons, Party B shall timely notify

Party A and inform the cause, and bear the losses caused by Party A.

7.4 The two parties shall strictly abide by the confidentiality obligations of the trade secrets of the other party learned in the transaction, and shall not disclose or disclose the business secrets of the other party, except with the written authorization of the third party.If the intentional breach of contract, the defaulting party shall have the right to ask the defaulting party to compensate for the corresponding losses and pay liquidated damages.

Article 8 Confidentiality Conditions

8.1 Confidential Information mentioned in this Agreement means any business or bank provided from the Disclosure to the information recipient

For the relevant information that the information disclosing party has not yet disclosed.

8.2 Both Parties and their employees shall assume the confidentiality of information and documents for two years after the termination / termination of this Agreement.The Group companies, parent companies, affiliates, affiliates, or other judicial, administrative, administrative, legislative, regulatory authorities, etc., or by applicable laws, regulations or other administrative rules, shall not be deemed a breach of confidentiality obligations, except for internal control verification, financial audit, asset evaluation, and legal counsel.confidentiality period until the confidential information is made public.Neither party may disclose the above information to any third party without the written permission of the other party.Confidential Information may be used to perform the purposes of this Agreement.Both parties shall take all reasonable means to avoid the disclosure of confidential information.If such employment is required for the performance of this Agreement                                                                             >

When the officers disclose confidential information, both parties shall ensure that their employees strictly abide by the confidentiality obligations.

Article 9 Change, termination and termination of the Agreement          ’<

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9.1 Either party not proposes to terminate this Agreement due to breach of the other party shall notify the other party in writing 30 days in advance.This Agreement shall be terminated after receiving written confirmation from the other party.

9.2 Either Party has the right to terminate this Agreement in writing without prior notice thereof if Moto dissolve from the date of service of notice.

9.2.1 出 Upon the dissolution of the Agreement as agreed in this Agreement or Annex;

9.2.2 受 shall revoke the business license or suspension of business to the competent administrative department of the government, and issue other cases of losing its legal business status or qualification Born;

9.2.3 申 requested bankruptcy and entered the liquidation process;

9.2.4 未 transfers the rights or obligations of this Agreement in whole or in part to a third party with the consent of the third party;

Flower Crown (Hainan) Cross-border E-commerce Co., Ltd

9.2.5 有 evidence of commercial bribery.

9.3 If this Agreement is terminated or terminated, Party A still has a balance in the account established by Party B and Party A has no breach or any violation reviewed by Party B

For the compensation due to the behavior, Party A shall have the right to require Party B to return all the balance charged to the account within 5 working days.

Article 10 The Force Majeure clause

10.1 Any party to this Agreement suffers from force majeure events (including, but not limited to, war, rainstorm, typhoon, debris flow, earthquake, etc, And the impact of the COVID-19 outbreak), If the obligations of this Agreement can not be fulfilled, Depending on the extent of the force majeure events affected, Liability may be exempted in part or in all; However, the party who suffers from the force majeure event shall timely notify the other party within 24 hours of the occurrence of the force majeure event, And, within 3 working days after the end of the Force Majeure Event, provide the other party with proof of the occurrence, the scope of influence and the degree of influence of the Force Majeure Event, Otherwise, the party who cannot perform the force majeure event shall not be exempted from liability; Any {either party suffers a force majeure event after delaying the performance of its obligations, No exemption from liability.

Article 11 Other agreements

11.1 Effective date of cooperation: from 02)] year [8] month [3 |] to [" coincidence year [@] month [3.] The end of the day.

1L2 The performance and implementation of this Agreement shall apply to the mainland laws in force of the People's Republic of China.Due to the performance of this Agreement, the parties shall actively settle it through friendly consultation.If the negotiation fails, a lawsuit ° shall be filed in the people's court where the agreement is signed

11.3 For matters not covered herein, both parties shall sign a separate written supplementary agreement separately.The Supplementary Agreement and the annex to the Agreement are an integral part of this Agreement and have the same legal force as this Agreement, and the Parties may sign other attachments on the relevant matters according to the circumstances of this Agreement.

11.4 Any notice issued under this Contract shall be given in writing (including but not limited to runoff, delivery, email, fax, etc.).

11.5 If the two parties have no more I business exchanges within 3 months after the completion of the last business transaction, the agreement will be automatically terminated and the cooperation will be terminated.After termination of this Contract, both parties shall continue to perform after-sales and settlement of surplus payment in accordance with the contract.

11.6 This Agreement shall come into force as of the date of signing of both parties, in duplicate, with one copy held by each party, with the same legal effect.

11.7 In case of communication address and email of one party, it shall notify the other party in writing 7 working days in advance and confirmed by both parties, otherwise the notice sent by the other party according to the communication address and / or email specified in this Agreement shall still be regarded as valid.